Exhibit 10.2

FOURTH AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a FOURTH AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of April 30, 2018 (the “Amendment”) by and between TINTRI, INC., a Delaware corporation (“Borrower”), and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (“Lender”).

RECITALS

A. This Amendment is executed and delivered in connection with the Plain English Growth Capital Loan and Security Agreement dated as of February 6, 2015, by and between Borrower and Lender, as amended by the First Amendment to Plain English Growth Capital Loan and Security Agreement dated as of March 10, 2016, as amended by the Second Amendment to Plain English Growth Capital Loan and Security Agreement dated as of February 24, 2017, as amended by the letter agreement dated March 13, 2017 and as amended by the Third Amendment to Plain English Growth Capital Loan and Security Agreement dated as of June 12, 2017 (as the same may from time to time be further amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), pursuant to which Lender agreed to provide financial accommodations to or for the benefit of Borrower upon the terms and conditions contained in the Loan Agreement. All capitalized terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

B. In connection with the Loan Agreement, Borrower has made certain Advances to Borrower which are evidenced by the following Promissory Notes executed by Borrower in favor of Lender (i) Third Amended and Restated Plain English Promissory Note 0878-GC-01-01, dated June 12, 2017 (“Note #1”), (ii) Third Amended and Restated Plain English Promissory Note 0878-GC-01-02, dated June 12, 2017 (“Note #2”), (iii) Third Amended and Restated Plain English Promissory Note 0878-GC-01-03, dated February June 12, 2017 (“Note #3” and collectively, with Note #1 and Note #2, the “ Part 1 Notes”), and Plain English Growth Capital Promissory Note 0878-GC-02-01, dated February 24, 2017 (the “Part 2 Note” and along with the Part 1 Notes, the “Growth Capital Notes”).

C. Borrower has requested that certain provisions of the Loan Agreement and other Loan Documents be amended, and Lender is willing to amend the Loan Agreement and other Loan Documents on the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

1.	RATIFICATION; LOAN DOCUMENTS REMAIN IN FULL FORCE AND EFFECT

Borrower hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Loan Agreement and the other Loan Documents, as modified by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, as in effect prior to the date hereof.

Borrower acknowledges that the aggregate principal amount due and owing under the Growth Capital Notes, exclusive of fees, costs, End of Term Payments and other expenses, as of April 2, 2018 (after giving effect to the April 1, 2018 payments), was $50,000,000.00 (the “Outstanding Loan Debt”). Borrower irrevocably and unconditionally acknowledges that the Loan Agreement, the Growth Capital Notes, the Loan Documents, the Excluded Agreements and all other documents or instruments executed in connection therewith are in full force and effect and constitute the valid, legal and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower has no defenses, offsets, counterclaims or deductions to all or any portion of the Secured

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Obligations, including Borrower’s obligation to repay the Outstanding Loan Debt, and, to the extent any such defenses, offsets, counterclaims or deductions against Lender exist as of the date of this Agreement, with or without Borrower’s knowledge, they are hereby forever waived and released by Borrower.

2.	AMENDMENTS TO LOAN DOCUMENTS

A. Amendment to Part 1 and Part 2 Commitment Amount Payment Obligations. Notwithstanding anything in the Loan Agreement or any other Loan Document to the contrary, effective as of the date in which Borrower satisfied all the conditions to effectiveness set forth in Section 3 herein (the “Effective Date”)

•	The “Maturity Date” set forth in each of the Growth Capital Notes shall automatically be extended to August 31, 2019 (the “Further Revised Maturity Date”).

•	Monthly payments under the Growth Capital Notes shall continue to be interest only payments, through the Further Revised Maturity Date, at a rate which is one and one-half percent (1.50%) higher than the interest rates set forth in the Growth Capital Notes. You agree to, promptly upon the date hereof, execute the Promissory Notes attached hereto as Exhibit 1, (“AR Note #1”), Exhibit 2, (“AR Note #2”), Exhibit 3, (“AR Note #3”) and Exhibit 4, (“AR Note #4” and together with AR Note # 1, AR Note #2 and AR Note #3 the “2018 Amended and Restated Notes”), which 2018 Amended and Restated Notes shall amend and restate the Growth Capital Notes in their entirety. All outstanding principal and accrued and unpaid interest remaining under the 2018 Amended and Restated Notes shall be paid on the Further Revised Maturity Date (as defined above). Notwithstanding anything to the contrary set forth herein, the interest rate referenced herein shall commence as of the Fourth Amendment Closing Date

•	Amendment Success Fee. In consideration of the terms of this Amendment, upon the consummation of a Merger Event or Change of Control (as a “Change of Control” is described in Section 14 of the Loan Agreement), as applicable (a “Trigger Event”), either while principal and accrued and unpaid interest and other amounts are outstanding under the 2018 Amended and Restated Notes (it being understood that all Secured Obligations shall be repaid in connection with the consummation of such Trigger Event) or within ninety (90) days following the date in which all such amounts have been paid in full (such date of final payment, “Payoff Date”), You shall pay to Lender a fee (the “Success Fee”) as follows:

•	If the Trigger Event occurs in calendar year 2018, an amount equal to 10% of the principal amount then outstanding under the 2018 Amended and Restated Notes at the time of such Trigger Event (or of the principal amount then outstanding under the 2018 Amended and Restated Notes as of the Payoff Date if the Trigger Event follows the Payoff Date);

•	If the Trigger Event occurs in calendar year 2019, an amount equal to 20% of the principal amount then outstanding under the 2018 Amended and Restated Notes at the time of such Trigger Event (or of the principal amount then outstanding under the 2018 Amended and Restated Notes as of the Payoff Date if the Trigger Event follows the Payoff Date); and

•	If the Trigger Event occurs in calendar year 2020 or thereafter, an amount equal to 30% of the principal amount then outstanding under the 2018 Amended and Restated Notes at the time of such Trigger Event (or of the principal amount then outstanding under the 2018 Amended and Restated Notes as of the Payoff Date if the Trigger Event follows the Payoff Date).

You hereby agree that the foregoing Success Fee is given for full and adequate consideration and is fully earned as of the Fourth Amendment Closing Date and, pursuant to the terms set forth herein, is due and payable upon the consummation of the Trigger Event. Notwithstanding the foregoing, if the Payoff Date occurs in connection with a refinancing by another lender (not received in connection with the occurrence of the Trigger Event), the Success Fee shall terminate immediately upon the Payoff Date.

B. Amortization Extension Option. Notwithstanding anything to the contrary in the Loan Documents, if Borrower (i) prepays Twenty-Five Million Dollars ($25,000,000) or more of the Secured Obligations (“Prepayment Amount”) and (ii) provides Lender with written notice of its intention to extend the maturity date of the 2018 Amended and Restated Notes to the New Further Revised Maturity Date (as defined and as set forth below) on or before the Further Revised Maturity Date, then effective on the date in which Lender received the Prepayment Amount, the following shall occur:

•

The Prepayment Amount shall first be applied to satisfy all obligations under AR Note #4 and any remainder shall be applied to prepayment of amounts due under AR Note #3, then to AR Note #2, and then AR Note #1,

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until the entire Prepayment Amount has been applied. If the application of the Prepayment Amount in accordance with the preceding sentence would result in a partial repayment of the obligations under a 2018 Amended and Restated Note, such Prepayment Amount shall be first applied to accrued and unpaid interest under such 2018 Amended and Restated Note and second, on a pro rata basis, to outstanding principal, any final payment and any End of Term Payment with respect to such 2018 Amended and Restated Note until the entire Prepayment Amount has been applied.

•	The Maturity Date under the 2018 Amended and Restated Notes that have not been repaid in full pursuant to the preceding sentence shall automatically and through no further action of the parties be extended to February 28, 2021 (the “New Further Revised Maturity Date”).

•	Effective on September 1, 2019, Borrower shall make monthly payments of equal principal and payments of interest under the remaining 2018 Amended and Restated Notes through the New Further Revised Maturity Date, (the “Amortization Extension”). All outstanding principal and accrued and unpaid interest remaining under the remaining Growth Capital Notes shall be paid on the New Further Revised Maturity Date. You will issue to Us amended and restated Promissory Notes to evidence the Amortization Extension described in this Section 2.B. on the terms set forth herein.

C. Board Information; Board Observation: Notwithstanding anything in the Loan Agreement or any other Loan Document to the contrary, effective as of the Effective Date:

Board Information; Board Observation. From the Fourth Amendment Closing Date through the earlier of (i) February 29, 2020, or (ii) the date in which all of the Secured Obligations have been satisfied in full Lender shall have the right to have one representative attend all meetings of Borrower’s Board of Directors as an observer (the “Observer”). The initial Observer shall be Jim Labe or Lender’s CEO (or if neither such individual is available and on an occasional basis, a designee employed by Lender). Any replacement Observer and any designee of Mr. Labe or Lender’s CEO shall be mutually agreed by Borrower and Lender. Borrower shall permit the Observer to attend all meetings (whether regular, special or otherwise, and whether held in person or telephonically) of Borrower’s Board of Directors and all committees thereof in a non-voting, observer capacity and provide to the Observer, concurrently with the members of Borrower’s Board of Directors and in the same manner, notice of such meetings and a copy of all materials provided to such members, including minutes and all other materials presented at such meeting; provided, however, that Borrower reserves the right to exclude the Observer from access to any material or meeting or portion thereof (A) if Borrower determines (i) on the advice of its counsel, that such exclusion is necessary to preserve the attorney-client or work product privilege, (ii) to protect Borrower’s trade secrets or highly confidential proprietary information, (iii) that access to such information or attendance at such meeting could result in a conflict of interest between Lender or Observer, on the one hand, and Borrower, on the other hand or (B) if the members of the Borrower’s Board of Directors unanimously vote to exclude such representative from any meeting or from any portion thereof for a valid good faith business purpose. In addition Lender shall be provided reasonable access to Borrower’s management and Board of Directors to review and discuss the Borrower. Lender agrees that any information that it obtains, either directly or indirectly, pursuant to the exercise of its information and Board observation rights provided for in this paragraph shall constitute confidential information of Borrower and shall be subject to the confidentiality restrictions and restrictions on use set forth in the Loan Agreement. Lender shall cause Observer to observer the confidentiality restrictions and restrictions on use set forth in the Loan Agreement to the same extent that Lender is bound thereby, and any breach of any such confidentiality restrictions or restrictions on use by Observer shall constitute a breach of the same by Lender.

D. Continuation of Security Interest: Section 20 of the Loan Agreement is hereby amended by amending and restating the paragraph under the heading “Continuation of Security Interest” in its entirety as follows:

Continuation of Security Interest. This is a continuing agreement and the grant of the security interest and Lien hereunder or any other Loan Document shall remain in full force and effect and all of Our rights, powers and remedies shall continue to exist until all of the Secured Obligations, including principal, interest, fees, costs and other amounts owed by You to Us (other than inchoate indemnity obligations) are fully and finally paid in cash and We have no further obligation to make Advances. We shall file a termination statement and provide proof of filing to You promptly after the full and final payment in cash of all of the Secured Obligations, including principal, interest, fees, costs and other amounts owed by You to Us hereunder (other than inchoate indemnity obligations), releasing to You, without recourse except for Our acts, the Collateral and all rights conveyed hereby and returning possession of the Collateral to You. Our rights, powers and remedies shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein or in any other Loan Document shall not be construed as a waiver of or election of remedies with respect to any of Our other rights, powers and remedies. Notwithstanding the foregoing, in the event You wish to prepay all Secured Obligations on any date prior to the Trigger Event, We agree that the Secured Obligations will no longer include the “Success Fee.”

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E. Definitions: Section 21 of the Loan Agreement is hereby amended by adding or amending and restating the following definitions in correct alphabetical order:

“Fourth Amendment Closing Date” means April 30, 2018.

“Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by any of Your or any of Your subsidiaries, with or into any other Person (other than a consolidation or merger of any of Your Subsidiaries into You or a consolidation or merger of any of Your Subsidiaries into another of Your Subsidiaries); (ii) any transaction, including the sale or exchange of outstanding shares of Your capital stock, or the capital stock of any of Your Subsidiaries, in which the holders of such outstanding capital stock of the affected corporation immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain capital stock representing at least 50.0% of the voting power of the surviving corporation of such transaction or series of related transactions (or the parent corporation of such surviving corporation if such surviving corporation is wholly owned by such parent corporation), in each case without regard to whether You or any of Your Subsidiaries are the surviving corporation, or (iii) the sale, license or other disposition of all or substantially all of Your assets, or the assets of any of Your Subsidiaries.

“Permitted Indebtedness” means (a) Indebtedness of any of You in favor of Us; (b) Indebtedness existing at the Closing Date and disclosed on Schedule 1; (c) Indebtedness to trade creditors, including, without limitation, for the acquisition of services, supplies or inventory in the ordinary course of business; (d) Indebtedness under the Working Capital Loan Facility so long as the aggregate outstanding amount thereof does not at any time exceed the principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) of formula loans; provided that such Working Capital Loan Facility may contain a non-formula sublimit through May 3, 2018, subject to a Working Capital Intercreditor Agreement acceptable to Us in Our sole reasonable discretion; (e) Subordinated Indebtedness, (f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (g) Indebtedness with respect to surety bonds and similar obligations incurred in the ordinary course of business; (h) Indebtedness consisting of intercompany journal entries made in connection cost sharing or transfer pricing transactions provided that all such transactions are cashless; (i) Indebtedness not to exceed One Million Dollars ($1,000,000) in the aggregate incurred during the term hereof, secured by a Lien described in clauses (x) and (xi) of the defined term “Permitted Liens”; provided that such Indebtedness does not exceed the purchase price of the specific Equipment financed with such Indebtedness; (j) Indebtedness permitted under clauses (i) and (m) of the definition of Permitted Investments; (k) Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices; and (l) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (g) above, provided that the principal amount thereof is not increased.

“Working Capital Loan Facility” means a formula-based revolving line of credit, provided that such revolving line of credit may contain a non-formula sublimit through May 3, 2018, pursuant to either (a) that certain Amended and Restated Loan and Security Agreement by and between You and Silicon Valley Bank, dated the Fourth Amendment Closing Date (as amended, modified, restated, replaced or supplemented from time to time) or (b) in the event such Amended and Restated Loan and Security Agreement by and between You and Silicon Valley Bank is terminated, a replacement accounts receivable borrowing base formula line of credit between You and another Working Capital Lender that is subject to a Working Capital Intercreditor Agreement and is on terms not less favorable in any material respect to Us.

“Secured Obligations” means Your joint and several obligations to repay to Us all Advances (whether or not evidenced by any Promissory Note), together with all principal, interest, fees, costs, professional fees and expenses, and other liabilities or obligations for monetary amounts owed by any of You to Us, including Success Fee and the indemnity and insurance obligations in Sections 10, 13 and 20 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against any of You, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Promissory Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any of the Indebtedness or obligations of any of You arising under or in connection with the Excluded Agreements. Notwithstanding the foregoing, in the event You prepay all Secured Obligations other than the Success Fee on any date prior to the Trigger Event, We agree that “Secured Obligations” will no longer include the “Success Fee.”

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“Success Fee” has the meaning given to it in certain Fourth Amendment to Plain English Growth Capital Loan and Security Agreement dated as of the Fourth Amendment Closing Date, by and between You and Us.

F. Exhibits: Exhibit 1, Exhibit 2, Exhibit 3 and Exhibit 4 attached hereto, shall be incorporated into and become a part of this Amendment.

G. Third Amendment: Section 2.B. of that certain Third Amendment to Plain English Growth Capital Loan and Security Agreement dated as of June 12, 2017, by and between Borrower and Lender, is hereby amended and restated in its entirety with the following: “[Reserved].”

3.	CONDITIONS TO EFFECTIVENESS

•	Receipt by Lender of copies of this Amendment, duly executed by Borrower and Lender;

•	Receipt by Lender of the duly executed Certificate of Perfection dated of even date herewith;

•	Receipt by Lender of the duly executed 2018 Amended and Restated Notes;

•	Evidence that the Working Capital Loan Facility is extended through May 2, 2019;

•	Receipt by Lender of the duly executed Second Amendment to Subordination Agreement from Silicon Valley Bank, evidencing that the Working Capital Loan Facility is now a $12,500,000 formula-based revolving loan; provided that such Working Capital Loan Facility may contain a non-formula sublimit through May 3, 2018;

•	Receipt by Lender of a legal and administrative fee equal to $25,000;

•	Receipt by a Lender, by May 1, 2018, of all incremental interest due and unpaid under the 2018 Amended and Restated Notes for the Fourth Amendment Closing Date and the month of May, 2018;

•	Receipt by Lender of written consents/resolutions evidencing the approval of Borrower’s board of directors to Borrower’s entry into this Amendment.

•	The absence of any Default or Event of Default; and

•	Such other documents as We may reasonably request.

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date or (b) set forth in a Schedule of Exceptions attached hereto, if any, are true and correct in all material respects as of the date of this Amendment. Borrower further represents and warrants that there are no Defaults or Events of Default that have occurred and are continuing as of the date of this Amendment.

5.	MISCELLANEOUS

•	Entire Agreement. The terms and conditions of this Amendment shall be incorporated by reference in the Loan Agreement and the other Loan Documents as though set forth in full in the Loan Agreement and the other Loan Documents. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Loan Agreement and the other Loan Documents, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect to the extent in effect on the date of this Amendment. The Loan Agreement and the other Loan Documents, as modified by this Amendment, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter of the Loan Agreement and the other Loan Documents.

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•	Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

•	Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

•	Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

•	Effect. Upon the effectiveness of this Amendment, from and after the date of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

•	No Novation. Except as expressly provided in Section 2 above, the execution, delivery, and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

•	No Construction Against Drafter. This Amendment is the result of negotiations between Borrower and Lender, has (to the extent deemed necessary by each party) been reviewed by their respective counsel, and is the product of the efforts of all parties. Lender’s involvement in the preparation of this Amendment is for the convenience of all parties and the parties agree that the terms of this Amendment shall not be construed against Lender solely by virtue of such preparation.

•	No Other Waivers; Reservation of Rights. Lender has not waived and is not by this Agreement waiving, any Events of Default which may exist or be continuing on the Fourth Amendment Closing Date or any Events of Default which may occur after the Fourth Amendment Closing Date. Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Documents as a result of any Events of Default that may be continuing on the Fourth Amendment Closing Date or any Event of Default that may occur after the Fourth Amendment Closing Date, and Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

•	Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

•	Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, The Parties have executed and delivered this Amendment as of the day and year first above written.

BORROWER:	You:	TINTRI, INC.

	Signature:	/s/ Tom Barton

	Print Name:	Tom Barton

	Title:	Chief Executive Officer

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava

	Print Name:	Sajal Srivastava

	Title:	President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL LOAN

and SECURITY AGREEMENT]

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EXHIBIT 1

AR NOTE #1

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EXHIBIT 2

AR NOTE #2

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EXHIBIT 3

AR NOTE #3

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EXHIBIT 4

AR NOTE #4

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